SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. ____)

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PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
_________________________________
NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
_________________________________
October 3, 2019
Dear Shareholder,
This Notice of Action by Written Consent of Shareholders (the "Notice") is being furnished to the shareholders of the Principal Diversified Select Real Asset Fund, a Delaware statutory trust (the "Fund"), to inform shareholders of the approval of a sub-sub-advisory agreement (the "Sub-Sub-Advisory Agreement") among Tortoise Capital Advisors, L.L.C., a Delaware limited liability company and one of the Fund's current sub-advisors ("Tortoise"), Tortoise Credit Strategies, LLC, a Delaware limited liability company and affiliate of Tortoise, and Principal Global Investors, LLC, the Fund's investment advisor (for the limited purpose of agreement and acceptance of the Sub-Sub-Advisory Agreement), with respect to a portion of the Fund's assets. The earliest date the Sub-Sub-Advisory Agreement will become effective is November 1, 2019. The Fund's Information Statement accompanies this Notice.
As discussed in more detail in the Information Statement, the Fund's Board of Trustees (the "Board") approved the Sub-Sub-Advisory Agreement at its in-person meeting on September 10, 2019. The Fund's shareholders unanimously approved the Sub-Sub-Advisory Agreement by written consent on September 11, 2019.
The Board is not soliciting your proxy or consent in connection with the Sub-Sub-Advisory Agreement. The Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement is being sent to the Fund's shareholders at least 20 calendar days prior to the earliest date on which the Sub-Sub-Advisory Agreement may take effect. You are urged to read the Information Statement in its entirety for a description of the action taken by the Fund's shareholders. Please keep this Information Statement for future reference.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
_________________________________
INFORMATION STATEMENT
_________________________________
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
October 3, 2019
This Information Statement is being furnished to the shareholders of the Principal Diversified Select Real Asset Fund (the "Fund") to inform shareholders of the approval of a sub-sub-advisory agreement (the "Sub-Sub-Advisory Agreement") among Tortoise Capital Advisors, L.L.C., a Delaware limited liability company and one of the Fund's current sub-advisors ("Tortoise"), Tortoise Credit Strategies, LLC, a Delaware limited liability company and affiliate of Tortoise ("TCS"), and Principal Global Investors, LLC, the Fund's investment advisor (for the limited purpose of agreement and acceptance of the Sub-Sub-Advisory Agreement), with respect to a portion of the Fund's assets. This Information Statement is being sent to the Fund's shareholders on or about October 7, 2019.
The Fund is a Delaware statutory trust and a diversified, closed-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is structured as an interval fund.
Principal Global Investors, LLC ("PGI") is the Fund's investment advisor and also provides certain administrative and accounting services for the Fund. Principal Funds Distributor, Inc. ("PFD") is the Fund's principal underwriter and distributor. Principal Shareholder Services, Inc. ("PSS") is the Fund's transfer agent and dividend paying agent. PGI, PFD, and PSS are all indirect, wholly owned subsidiaries of Principal Financial Group, Inc. The address of PGI is in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392. The address of PFD and PSS is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.
When available, the most recent annual and semi-annual reports to shareholders and other information about the Fund can be obtained, at no cost, by calling 1 (800) 222-5852 or by writing Principal Diversified Select Real Asset Fund, P.O. Box 219971, Kansas City, MO 64121-9971, or you may access these documents on the Fund’s website at www.principalfunds.com/interval-funds.
BACKGROUND
At its in-person meeting on September 10, 2019, the Fund's Board of Trustees (the "Board"), including all the trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund, approved the addition of TCS as a sub-sub-advisor to the Fund to manage the Fund's Private Social Infrastructure Debt sub-strategy. The Private Social Infrastructure Debt sub-strategy is a sub-strategy of the Fund's Essential Assets strategy, which is currently sub-advised by Tortoise.
The addition of TCS as a sub-sub-advisor to the Fund requires shareholder approval. Pursuant to the Fund's Agreement and Declaration of Trust (the "Declaration of Trust"), shareholders of the Fund may take action without a meeting by written consent if a majority of the shares entitled to vote on the matter (or such larger proportion required by law, the Declaration of Trust, or the Board) consent to the action in writing. In addition, under the 1940 Act, a "majority of the outstanding voting securities" must approve the addition of TCS as a sub-sub-advisor to the Fund. A "majority of the outstanding voting securities" is defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present in person or by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund. The Fund's shareholders unanimously approved the Sub-Sub-Advisory Agreement by written consent on September 11, 2019 (the "Consent Date").
The number of votes eligible to approve the addition of TCS as a sub-sub-advisor to the Fund and other share ownership information is set forth below under "Fund Ownership." The earliest date the Sub-Sub-Advisory Agreement will become effective is November 1, 2019.

PGI has signed sub-advisory agreements with multiple sub-advisors to provide investment advisory services to the portion of the assets of the Fund allocated to each sub-advisor by PGI. The Fund's current sub-advisors are DDJ Capital Management, LLC ("DDJ"); KLS Diversified Asset Management LP ("KLS"); Principal Real Estate Investors, LLC ("Principal-REI"); RARE Infrastructure (North America) Pty Ltd ("RARE"); and Tortoise. The sub-advisory agreements with the current sub-advisors, all of which are dated June 25, 2019, were approved by the Board and sole initial shareholder of the Fund on June 11, 2019 prior to the Fund's commencement of operations on June 25, 2019.
NEW SUB-SUB-ADVISORY AGREEMENT
The terms of the Sub-Sub-Advisory Agreement with TCS are the same in all material respects as the current sub-advisory agreements with DDJ, KLS, Principal-REI, RARE, and Tortoise, except the following provisions are different: the effective date, the fee schedule, the fees are to be paid by Tortoise instead of PGI, and PGI is a party to the Sub-Sub-Advisory Agreement only for purpose of agreement and acceptance. The following is a brief summary of the material terms of the Sub-Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the text of the form of Sub-Sub-Advisory Agreement attached to this Information Statement as Attachment A.
Like the current sub-advisory agreements with DDJ, KLS, Principal-REI, RARE, and Tortoise, the Sub-Sub-Advisory Agreement with TCS provides that TCS will, among other things:

(1)
provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies, and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the Fund's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.
Compensation. Sub-advisory fees are paid by PGI out of the management fee the Fund pays to PGI and are not an additional charge to the Fund. Under the current sub-advisory agreements, PGI pays each sub-advisor a fee. Under the Sub-Sub-Advisory Agreement, Tortoise (and not PGI or the Fund) will compensate TCS from the sub-advisory fee that Tortoise receives from PGI. The fee schedule under the Sub-Sub-Advisory Agreement is set forth below. "Managed Assets" below means total Fund assets allocated by PGI to Tortoise.

Sub‑Sub-Advisor’s Fee as a Percentage of Average Daily Managed Assets
All Assets for the first year	0.21%
First $50M	0.24%
Next $50M	0.23%
Next $100M	0.21%
Next $150M	0.20%
Assets over $350M	0.18%

NEW SUB-SUB-ADVISOR
Tortoise Credit Strategies, LLC
Tortoise Credit Strategies, LLC ("TCS") is a Delaware limited liability company and a registered investment advisor with the SEC with its principal place of business at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.
TCS Ownership.

•	Tortoise Borrower LLC, 11550 Ash Street, Suite 300, Leawood, KS 66211, is the sole member of TCS.

•	Tortoise Parent Holdco LLC, 11550 Ash Street, Suite 300, Leawood, KS 66211, is the sole member of Tortoise Borrower LLC.

•	Tortoise Investments, LLC, 11550 Ash Street, Suite 300, Leawood, KS 66211, is the sole member of Tortoise Parent Holdco LLC.

•	LM Tortoise Holdings LLC, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is a member holding a controlling interest in Tortoise Investments, LLC.

•	LM Tortoise Investment Holdings IV Co-Investment LLC, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is a member holding a controlling interest in LM Tortoise Holdings LLC.

•	LM Tortoise Holdings Co-Investment LLC, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is a member holding a greater than 25% interest (but less than 50% interest) in LM Tortoise Holdings LLC.

•	HCF4 Holdings LLC, One Financial Center, 44th Floor, Boston, MA 02111, is a member holding a greater than 25% interest (but less than 50% interest) in LM Tortoise Holdings Co-Investment LLC.

•
LM Tortoise Investment Holdings IV LLC, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is the managing member holding a greater than 50% interest (but less than 75% interest) in LM Tortoise Investment Holdings IV Co-Investment LLC.

•
Lovell Minnick Equity Partners IV LP, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is a member holding a greater than 50% interest (but less than 75% interest) in LM Tortoise Investment Holdings IV LLC.

•
LM Tortoise Investment Holdings IV-A Inc., 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is a member holding a greater than 25% interest (but less than 50% interest) in LM Tortoise Investment Holdings IV LLC.

•	Lovell Minnick Equity Partners IV-A LP, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is the owner of more than 75% of LM Tortoise Investment Holdings IV-A Inc.

•
Lovell Minnick Equity Advisors IV LP, 555 E. Lancaster Ave, Suite 510, Radnor, PA 19087, is the general partner of each of Lovell Minnick Equity Partners IV LP and Lovell Minnick Equity Partners IV-A LP.

TCS Management. Set forth below are the names and principal occupations of the TCS directors. TCS does not have a principal executive officer. The address for the listed directors is 11550 Ash Street, Suite 300, Leawood, KS 66211.

Name	Principal Occupation
H. Kevin Birzer	Director of TCS and Chief Executive Officer of Tortoise Investments, LLC
Gary P. Henson	Director of TCS and President of Tortoise Investments, LLC
Michelle Johnson	Director of TCS and Chief Financial Officer of Tortoise Investments, LLC
Matthew Sallee	Director of TCS and Senior Portfolio Manager - Energy of Tortoise Capital Advisors, L.L.C.
Brent Newcomb	Director of TCS and Chief Development Officer of Tortoise Investments, LLC
Similar Investment Companies Advised by TCS. TCS has advised that it does not currently act as investment advisor to any registered investment companies having a similar investment objective as that of the Fund.
Fees Paid to TCS and TCS Affiliates. The Fund has not yet completed its first fiscal year and, therefore, does not have any such fees to report. Following the effectiveness of the Sub-Sub-Advisory Agreement, both Tortoise and TCS will provide investment advisory services to the Fund.

Payments to Affiliated Brokers. The Fund has not yet completed its first fiscal year and, therefore, does not have affiliated brokerage commissions to report.
BOARD EVALUATION OF NEW SUB-SUB-ADVISORY AGREEMENT
On September 10, 2019, the Board considered the approval of the Sub-Sub-Advisory Agreement among Tortoise, TCS, and PGI (for the limited purpose of agreement and acceptance of the Sub-Sub-Advisory Agreement) with respect to the Private Social Infrastructure Debt sub-strategy of the Essential Assets investment sleeve of the Fund. Based upon its review, the Board concluded that it was in the best interests of the Fund to approve the Sub-Sub-Advisory Agreement. In reaching this conclusion, no single factor was determinative in the Board's analysis, but rather the Board considered a variety of factors.
The Board considered the nature, quality, and extent of the services expected to be provided under the Sub-Sub-Advisory Agreement. The Board considered the reputation, qualifications, and background of TCS, the investment approach of TCS, the experience and skills of TCS’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. The Board noted that Tortoise, which is an affiliate under common control with TCS, currently provides sub-advisory services to an investment sleeve of the Fund and an investment sleeve of a series of Principal Funds, Inc., and that the Board had reviewed and recommended for renewal those sub-advisory agreements at its September 2019 Board meeting. In addition, the Board considered PGI's program for recommending, monitoring, and replacing sub-advisers (including sub-sub-advisers) and that PGI recommended TCS based upon that program.
The Board reviewed the historical one‑year and since inception (January 27, 2017) performance returns, gross and net of Fund expenses, as of June 30, 2019 of a portfolio that TCS currently manages in accordance with TCS’s proposed investment strategy for the Fund, as compared to the historical performance returns of a relevant benchmark index and two relevant Morningstar categories. The Board concluded, based upon the information provided, that TCS is qualified.
The Board considered the proposed sub-sub-advisory fee, noting that Tortoise would compensate TCS from its own sub-advisory fee and, in turn, that PGI compensates Tortoise from its own management fee, so that shareholders would pay only the management fee. The Board noted that the proposed sub-sub-advisory fee schedule includes breakpoints and concluded that the sub-sub-advisory fee schedule reflects an appropriate recognition of economies of scale at currently anticipated asset levels. The Board considered the representation by Tortoise and TCS that they do not have any sub-advisory clients with a lower fee for the specific mandate that they will manage for the Fund and PGI’s statement that it found the proposed sub-advisory and sub-sub-advisory fee schedules to be competitive. The Board also considered that TCS’s appointment is contingent upon the Fund’s shareholders approving the Sub-Sub-Advisory Agreement, and that PGI will cover the costs of filing and distributing an information statement. On the basis of the information provided, the Board concluded that the proposed sub-sub-advisory fee was reasonable.
The Board also considered the character and amount of other fall-out benefits to be received by TCS. The Board noted that Tortoise and TCS will not utilize soft dollars in connection with the services provided to the Fund. The Board further noted PGI’s statement that there would be no known fall-out benefits.
Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Sub-Advisory Agreement are fair and reasonable and that approval of the Sub-Sub-Advisory Agreement is in the best interests of the Fund.
FUND OWNERSHIP
The following table shows, as of the Consent Date, the number of shares outstanding and entitled to approve for each class of shares of the Fund:

Share Class	Shares Outstanding
A	10,000.00
Institutional	10,000.00
Y	4,987,217.32
As of the close of business on the Consent Date, the officers and directors of the Fund together owned beneficially less than one percent of the outstanding shares of any class of shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of the Consent Date by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
PRINCIPAL FINANCIAL SERVICES INC	A	10,000.00	100.00%
PUBLIC SEED ACCOUNT
ATTN GAM INVACCT ACA TEAM G-016-S40
711 HIGH ST
DES MOINES IA 50392-9992

PRINCIPAL FINANCIAL SERVICES INC	Institutional	10,000.00	100.00%
PUBLIC SEED ACCOUNT
ATTN GAM INVACCT ACA TEAM G-016-S40
711 HIGH ST
DES MOINES IA 50392-9992

PRINCIPAL LIFE INS COMPANY CUST	Y	3,007,217.32	60.30%
FBO PRINCIPAL FINANCIAL GROUP
ATTN PLIC PROXY COORDINATOR
OMNIBUS WRAPPED
711 HIGH STREET
DES MOINES IA 50392-0001

PRINCIPAL FINANCIAL SERVICES INC	Y	1,980,000.00	39.70%
PUBLIC SEED ACCOUNT
ATTN GAM INVACCT ACA TEAM G-016-S40
711 HIGH ST
DES MOINES IA 50392-9992

COST OF INFORMATION STATEMENT
PGI will bear the expenses incurred with printing, mailing, and filing this Information Statement.
OTHER MATTERS
The Fund is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Fund commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

FORM OF
INVESTMENT SUB-SUB-ADVISORY AGREEMENT
This Agreement is effective this ___ day of _________, 2019 by and between Tortoise Capital Advisors, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the “Sub-Advisor”), and Tortoise Credit Strategies, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Sub-Sub-Advisor”).
W I T N E S S E T H:

WHEREAS, the Principal Diversified Select Real Asset Fund (the “Fund”), is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as a closed‑end management investment company;
WHEREAS, the Sub-Advisor and Principal Global Investors, LLC, the Fund’s investment adviser (the “Manager”), are parties to a Sub-Advisory Agreement, dated June 25, 2019 (the “Sub‑Advisory Agreement”), pursuant to which the Sub-Advisor provides investment advisory services to a portion of the assets of the Fund; and
WHEREAS, the Sub-Advisor desires to retain Sub-Sub-Advisor to provide certain investment services with respect to the Fund upon the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Sub-Advisor
The Sub-Advisor hereby appoints the Sub-Sub-Advisor, consistent with the terms of this Agreement and Sub-Advisory Agreement, to act as a discretionary investment manager with respect to such portion of the assets of the Fund as the Sub-Advisor shall allocate to the Sub-Sub-Advisor for the period and pursuant to the terms and conditions set forth in this Agreement (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Trustees, for the period and on the terms hereinafter set forth. The Sub‑Sub-Advisor accepts such appointment and agrees to provide the services contemplated herein for the compensation herein provided.

2.	Obligations of and Services to be Provided by the Sub-Sub-Advisor
The Sub‑Sub‑Advisor will:

(a)
Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of the Fund. The Sub‑Sub‑Advisor’s responsibility in providing advice to the Fund is limited to the discrete portion of the Fund’s portfolio represented by the Allocated Assets.

(b)
Furnish to the Board of Trustees of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for the Fund consistent with the Fund’s investment objective and policies and any specific criteria applicable to the Allocated Assets.

(c)
Implement the approved investment program for the Allocated Assets by placing orders for the purchase, sale, and (to the extent applicable) origination of securities and other permitted investment instruments without prior consultation with the Manager and without regard to the length of time the securities or other permitted investment instruments have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Agreement and Declaration of Trust and By-laws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)
Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Trustees, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Fund.

(e)
Maintain, in connection with the Sub‑Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Fund’s investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets.

(f)
Report to the Board of Trustees of the Fund at such times and in such detail as the Board of Trustees may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Fund (and any specific criteria applicable to the Allocated Assets) are being observed.

(g)
Upon request, provide assistance and recommendations for the determination of the fair value of certain securities and other investment instruments when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Trustees.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Fund.

(i)
Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Fund, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub‑Sub-Advisor. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Sub‑Advisor in the manner the Sub‑Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s

Board of Trustees providing such information as the number of aggregated trades to which the Fund was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Sub-Advisor shall use its best efforts to obtain execution of transactions for the Fund at prices which are fair and reasonable to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub‑Sub-Advisor. To the extent consistent with applicable law, the Sub-Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Sub-Advisor and its affiliates have with respect to the Fund as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Fund except to the extent permitted under any exemptive order obtained by the Sub‑Sub-Advisor provided that all conditions of such order are complied with.

(j)
Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund or the Manager. The Sub-Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Sub-Advisor provides to the Fund.

(k)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Sub-Advisor’s current Code of Ethics. The Sub-Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Sub-Advisor’s Code of Ethics along with certification that the Sub‑Sub-Advisor has implemented procedures for administering the Sub‑Sub-Advisor’s Code of Ethics.

(l)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Fund, all in such detail as the Manager or the Fund may reasonably request. The Sub-Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Trustees at the Fund’s principal place of business on due notice to review the investments of the Fund.

(m)
Provide such information as is customarily provided by an investment advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act; the Sub-Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures, marked to show changes along with a written summary of the purpose of each such change); Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other requests from the Manager. The Sub-Sub-Advisor agrees to make available for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Sub-Advisor to such letters. The Sub-Sub-Advisor will advise the Manager of any material changes in the Sub-Sub-Advisor’s ownership within a reasonable time after any such change.

(n)
Vote proxies received on behalf of the Fund (with respect to the Allocated Assets) in a manner consistent with the Sub-Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Fund to file Form N-PX as required by SEC rule.

(o)
Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities and/or other investment instruments held by the Fund (with respect to the Allocated Assets).

(p)
Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Fund’s compliance with Subchapter M of the Code and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Fund is not in compliance with the requirements imposed by the Code, the Sub‑Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action with respect to the Allocated Assets (to the extent consistent with applicable law) to bring the Fund back into compliance with the time permitted under the Code.

(q)
Be responsible for any applicable filing requirements pursuant to Section 30(h) of the 1940 Act to which it or any of its affiliated persons (as defined in Section 2(a)(3) of the 1940 Act) is subject as a result of its investment management activities on behalf of the Fund hereunder.

(r)
Present each potential co‑investment transaction, as covered by any SEC exemptive co‑investment order under Rule 17d‑1 under the 1940 Act to which the Fund and the Sub‑Sub‑Adviser are subject, to the Manager, which will have the authority, on behalf of the Fund, to approve or reject the potential transaction.

(s)
Have the power to make, execute, acknowledge and deliver on behalf of the Fund any and all documents of transfer and conveyance and any and all other documents or instruments that may be necessary or appropriate to carry out the powers granted to it under this Agreement.

3.	Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.

4.	Compensation
As full compensation for all services rendered and obligations assumed by the Sub-Sub‑Advisor hereunder with respect to the Allocated Assets, the Sub-Advisor shall pay the compensation specified in Appendix A to this Agreement.

5.	Liability of Sub‑Advisor
Neither the Sub‑Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Sub‑Advisor, Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Sub‑Advisor’s investment discretion in connection with selecting investments for the Fund or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Sub‑Advisor or any of its directors, officers, employees, agents, or affiliates.

6.	Trade Errors
The Sub‑Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub‑Sub-Advisor. Notwithstanding Section 5 of this Agreement, the Sub‑Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub‑Sub‑Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub‑Sub-Advisor), or affiliates. For purposes under this Section 6, “Trade Errors” are defined as errors due to (i) erroneous orders by the Sub‑Sub-Advisor for the Fund that result in the purchase, sale, or (to the extent applicable) origination of securities or other investment instruments that were not intended to be purchased or sold; (ii) erroneous orders by the Sub‑Sub-Advisor that result in the purchase, sale, or (to the extent applicable) origination of securities or other investment instruments for the Fund in an unintended amount or price; or (iii) purchases, sales, or (to the extent applicable) origination of securities or other investment instruments which violate the investment limitations or restrictions disclosed in the Fund’s registration statement and/or imposed by applicable law or regulation (calculated at the Sub-Advisor’s portfolio level), unless otherwise agreed to in writing.

7.	Supplemental Arrangements
The Sub‑Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Sub‑Advisor or with unaffiliated third parties to better enable the Sub‑Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑Sub‑Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Trustees of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub‑Sub-Advisor of any of its obligations under this Agreement.

8.	Regulation
The Sub‑Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.	Duration and Termination of This Agreement
This Agreement shall become effective with respect to the Fund as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to the Fund, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by a vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of the Fund fail to approve the Agreement or Sub‑Advisory Agreement or any continuance of the Agreement or Sub‑Advisory Agreement in accordance with the requirements of the 1940 Act, the Sub‑Sub‑Advisor will continue to act as Sub‑Sub‑Advisor with respect to the Allocated Assets of the Fund pending the required approval of the Agreement or Sub‑Advisory Agreement or its continuance or of any contract with the Sub‑Advisor or Sub‑Sub‑Advisor or a different manager or sub‑advisor or other definitive action; provided, that the compensation received by the Sub‑Sub‑Advisor in respect to the Allocated Assets of the Fund during such period is in compliance with Rule 15a‑4 under the 1940 Act.
This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Board of Trustees of the Fund, the Sub‑Advisor, the Sub‑Sub‑Advisor, the Manager, or by vote of a majority of the outstanding voting securities of the Fund on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.

10.	Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by the parties and the Manager. In addition, no material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and by vote of a majority of the Board of Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub‑Advisor, the Sub‑Sub‑Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

11.	General Provisions

(a)
Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, 711 High Street, Des Moines, Iowa 50392‑0200. The address of the Sub-Advisor for this purpose shall be Tortoise Capital Advisors, L.L.C., 11550 Ash Street, Suite 300, Leawood, Kansas 66211. The address of the Sub‑Sub-Advisor for this purpose shall be Tortoise Credit Strategies, LLC, 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

(c)	The Sub-Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

1.
the Sub-Sub‑Advisor fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub‑Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

2.
the Sub-Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

3.
the Sub-Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub‑Sub-Advisor becoming ineligible to serve as an investment adviser of a registered investment company under the 1940 Act.

4.
the Sub-Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub‑Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub‑Sub-Advisor.

(d)
The Manager shall provide (or cause the Fund custodian to provide) timely information to the Sub‑Sub-Advisor regarding such matters as the composition of the assets of the Fund, cash requirements and cash available for investment in the Fund, and all other reasonable information as may be necessary for the Sub‑Sub-Advisor to perform its duties and responsibilities hereunder. The Manager hereby grants the Sub‑Sub-Advisor authority to obtain electronically data with respect to the Allocated Assets, including transactions and positions for the Allocated Assets, via custodial online website access and through the Advent TrustedNetwork (i.e., Advent Custodial Data Network) (“Advent”), provided that the Sub‑Sub‑Adviser complies with the Fund’s policy regarding Protection of Non‑Public Information (i.e., certifying each quarter to the Manager that non‑public holdings information of the Fund was provided to a third party only if the necessary confidentiality agreement exists). Sub‑Sub-Advisor undertakes to notify the Custodian promptly to terminate Advent’s access to such data if Manager terminates its relationship with the Sub‑Sub‑Advisor, withdraws its delegated authority to the Sub‑Advisor, or objects to providing Fund data to any third‑party vendor, such as Advent.

(e)
The Sub-Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Sub-Advisor further represents that it is contrary to the Sub-Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)
The Sub‑Sub-Advisor acknowledges that the Fund is relying on the exclusion from the definition of “commodity pool operator” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”). The Sub‑Sub-Advisor will not exceed the de minimis trading limits set forth in the “Tortoise - Diversified Select Real Asset Guidelines” unless otherwise agreed to in writing.

(g)
The Sub-Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Manager, or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(h)
This Agreement contains the entire understanding and agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

Tortoise Capital Advisors, L.L.C.

By:
Name:	Diane Bono
Title:	Managing Director and Chief Compliance Officer

Tortoise Credit Strategies, LLC

By:
Name:
Title:

ACCEPTED AND AGREED

Principal Global Investors, LLC

By:
Name:
Title:

By:
Name:	Adam U. Shaikh
Title:	Assistant General Counsel

APPENDIX A
The Sub-Sub-Advisor shall serve as an investment advisor to the Fund. The Sub-Advisor will pay the Sub-Sub-Advisor as full compensation for all services provided under this Agreement, a fee, computed daily and paid monthly, at an annual rate as shown below of the Managed Assets.
“Managed Assets” means total Fund assets allocated by Manager to Sub‑Advisor.
If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Sub‑Sub-Advisor’s Fee as a Percentage of Average Daily Managed Assets
All Assets for the first year	0.21%
First $50M	0.24%
Next $50M	0.23%
Next $100M	0.21%
Next $150M	0.20%
Assets over $350M	0.18%

APPENDIX B

Effective Date and Initial Term of Sub-Sub-Advisory Agreement
	Effective Date	Initial Term
Principal Diversified Select Real Asset Fund	__/__/2019	Two Years